EXHIBIT 99.1

                                   FOR IMMEDIATE RELEASE

                                   Media & Analyst Contact: Emory Epperson
                                                            (714) 727-7958

                  AST ANNOUNCES RETIREMENT OF DENNIS R. LEIBEL

IRVINE, Calif., October 9, 1996 -- AST Research Inc. (ASTA--NASDAQ) today announced the retirement of Dennis R. Leibel, senior vice president, legal and administration and an officer. Mr. Leibel served the company for eleven years, having previously been vice president of tax and financial planning at Smith International.

     "Dennis will be widely missed at AST," said Y.S. Kim, AST president and chief executive officer.

     Legal and administration staff who reported previously to Mr. Leibel will now report to Mr. Kim.

     AST Research Inc., a member of the Fortune 500 list of America's largest industrial and service companies, is one of the world's leading personal computer manufacturers. The company develops a broad spectrum of desktop, mobile and server PC products that are sold in more than 100 countries worldwide. AST systems meet a wide range of customer needs, ranging from corporate business applications to advanced home and office use. Corporate headquarters is located at 16215 Alton Parkway, P.O. Box 57005, Irvine, California 92619-7005. Telephone (714) 727-4141 or (800) 876-4278. Fax (714)
727-9355. Information about AST and its products can be found on the World Wide Web at http://www.ast.com.
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